UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2018

Long Blockchain Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12-1 Dubon Court, Farmingdale, NY	11735
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

General; Structure of Acquisition

On March 22, 2018, Long Blockchain Corp. (the “Company”) entered into a contribution and exchange agreement (the “Agreement”), with TSLC PTE Ltd. (“TSLC”), and simultaneously closed the transactions contemplated thereby.

TSLC is the parent company of CASHe, a leading provider of digital money and short-term financial products to young millennials across India. TSLC also owns all of the intellectual property developed by CASHe and has the worldwide rights outside of India to the application of its intellectual property for its lending and money transfer platform.

The following summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is attached as an exhibit hereto and is incorporated herein by reference.

Pursuant to the Agreement, TSLC issued to the Company 1,145,960 shares of its voting capital stock (the “TSLC Capital Stock”), equal to 7.00% of the TSLC Capital Stock on a fully diluted basis, in exchange for (i) 1,949,736 shares of common stock of the Company (“Company Common Stock”), equal to 17.00% of the total Company Common Stock issued and outstanding as of the date of the Agreement, and (ii) the right to receive, if a Material Adverse Effect (as defined in the Agreement) occurs with respect to the Company within ninety (90) days of the date of the Agreement, an additional 332,602 shares of Company Common Stock, equal to 2.90% of the total issued and outstanding Company Common Stock as of the date of the Agreement.

Pursuant to the Agreement, TSLC has the right to name one person to be appointed to the Company’s board of directors, subject to the Company’s reasonable approval. TSLC has not nominated such person as of the date of this Current Report.

Representations and Warranties

The Agreement contains representations and warranties of the Company and TSLC relating to, among other things, (a) organization, (b) power and authorization, (c) authorization of governmental authorities, (d) noncontravention, (e) capitalization, (f) SEC filings and financial matters, (g) absence of certain developments, (h) debt and guarantees, (i) litigation and governmental orders, (j) intellectual property, (k) legal compliance, illegal payments and permits, (l) tax matters, (m) contracts, (n) employee benefit plans, (o) environmental matters, (p) related party transactions, (q) information supplied, (r) board approval, and (s) securities matters.

Indemnification

Each of Company and TSLC agreed to indemnify and hold-harmless the other, its officers, directors, shareholders, stockholders, agents and employees from any loss, including attorneys’ fees, caused by any inaccuracy in any Fundamental Representation (as defined in the Agreement) made by it, irrespective of whether or not such loss arises from a claim by a third party. The Fundamental Representations set forth in the Agreement shall survive for a period of three years from the date of the Completion Date.

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Spinoff

Pursuant to the Agreement, TSLC agreed to vote its Company Common Stock received pursuant to the Agreement (i) in favor of the Company’s previously announced spin off of its beverage business (the “Spin Off”), and/or (ii) if requested by the Company against any agreement which would prevent the Spin Off. Additionally, until the earlier of (i) one year from the consummation of the Spin Off or (ii) the date on which the shares of the spun off business (the “SpinCo Shares”) become listed on a national securities exchange, in the event any vote of the stockholders of the spun off business is necessary to effectuate any corporate action, TSLC agreed to vote the SpinCo Shares it directly or indirectly receives upon consummation of the Spin Off (i) in favor of any corporate action recommended by the then existing board of directors of the spun off business (each a “SpinCo Action”) and/or (ii) against any action or agreement which would impede, interfere with or prevent any SpinCo Action from being consummated.

Rights to Develop Latin American Market

Pursuant to the Agreement, TSLC granted to the Company the rights to develop the business of CASHe in the Latin American market, subject to the parties entering into a mutually acceptable license agreement having terms customary for such agreements, including, without limitation, those relating to payment of license fees and royalties by the Company to TSLC.

Registration and Stock Exchange Matters

The Company agreed (a) to use its reasonable best efforts to file a registration statement to register the resale of the Company Common Stock issued pursuant to the Agreement as soon as practicable and have such registration statement declared effective as soon as possible thereafter, (b) file any necessary notices with NASDAQ or OTC, as applicable, relating to the Company Common Stock as soon as reasonably possible to allow shares issued pursuant to the Agreement to be traded on the NASDAQ or OTC, as applicable, and (c) to fully resolve, as soon as possible, all disputes or notices of non-compliance received by it from NASDAQ.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Agreement and the issuance of the shares of Company Common Stock thereunder as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. Such shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S, which exempts offerings made outside the United States.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

Exhibit	Description
2.1	Contribution and Exchange Agreement, dated as of March 21, 2018, between Long Blockchain Corp. and TSLC PTE Ltd.

99.1	Press release dated March 23, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2018	LONG BLOCKCHAIN CORP.

	By:	/s/ Shamyl Malik
Shamyl Malik
Chief Executive Officer

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